EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A Ordinary Shares, par value $0.0001 per share, of Harvard Ave Acquisition Corporation will be filed on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 28, 2025

INTEGRATED CORE STRATEGIES (US) LLC

By: Integrated Holding Group LP,

       its Managing Member

By: Millennium Management LLC,

       its General Partner

By: /s/ Gil Raviv

Name: Gil Raviv

Title: Global General Counsel

MILLENNIUM MANAGEMENT LLC

By: /s/ Gil Raviv

Name: Gil Raviv

Title: Global General Counsel

MILLENNIUM GROUP MANAGEMENT LLC By: /s/ Gil Raviv Name: Gil Raviv Title: Global General Counsel /s/ Israel A. Englander Israel A. Englander